UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2015

FBEC Worldwide, Inc.

(Exact name of registrant as specified in its charter)

714-330-3798

(Registrant's telephone number, including area code)

Wyoming	000-52297	47-3855542
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1621 Central Ave

Cheyenne, WY 82001

(Address of principal executive offices) (Zip Code)

Frontier Beverage Company, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On June 12, 2015 the Company entered into a Commercial Supply Agreement with J&D Laboratories, Inc. based in Vista, California to provide fulfillment of the HEMP based nutraceutical products of FBEC. J&D Labs will develop, manufacture, label, package and supply to FBEC certain Intellectual Property based on the formulas that the Company develops in accordance with the terms of this Agreement. The term of the agreement is for two years. Please refer to Exhibit 10.1.

J&D Laboratories is a renowned nutraceutical manufacturer which began in 1989 in San Diego, California. The founders, husband and wife Kiran and Hema Majmudar, are experts in chemistry, pharmacology and manufacturing. The company has expanded organically over a 25 year period with a staff today of over 300 team members including pharmacists, microbiologists, administrative staff, skilled technicians, engineers and chemists—all working together in a state-of-the-art, 135,000-square-foot facility to produce the highest quality dietary supplements found anywhere. Their focus is on building long-term client partnerships in order to earn the confidence of some of the nation’s top retailers who consistently count on J&D Labs to deliver superior quality, complex formulations, and dietary supplements at the best possible price.

Item 1.02       Termination of a Material Definitive Agreement

In a Press release issued on May 13, 2015 the company stated; “We have recently formed a strategic partnership with Southern California-based BAXCO Pharmaceuticals to process and package our newly formulated hemp-based beverage formula. BAXCO Pharmaceuticals was established in 1996 and quickly became a leader in the competitive world of pharmaceutical contract manufacturing of vitamins and supplements. FBEC has acquired the exclusive rights to various hemp-based formulas developed by BAXCO's leading scientist, Dr. Horst Krupp. Further, FBEC is in active negotiations with various other revenue generating beverage companies we are looking to acquire. Our goal is to develop a scale of economy with these acquisitions and our existing Frontier Beverage product line.”

The company is issuing a retraction regarding the fact that BAXCO would only have been able to provide nutraceutical lab services and [NOT] beverage services. Further, the company never entered into a Commercial Supply Agreement with BAXCO during its negotiations with the company. There were verbal understandings in forming a strategic partnership. This is no reflection on BAXCO or its principals, as FBEC considers BAXCO to be a highly respected pharmaceutical lab. FBEC was evaluating various other pharmaceutical labs that would better meet its core business objectives. FBEC chose to enter into a material agreement with J&D Laboratories Inc..

Item 3.02       Unregistered Sales of Equity Securities.

On June 11, 2015, the Company issued a 10% interest bearing Convertible Promissory Note in the principal amount of $92,500 to Beaufort Capital Partners LLC, a New York Limited Liability company("BCP"). The note included an Original Issuer Discount (OID) of $17,500 reserved for processing fees, and the company received $75,000. Pursuant to the terms of the convertible promissory note, the 6 month maturity date is December 11, 2015 and the holders have the right to convert any portion of the principal amount thereof at a 37.5% discount to the lowest intraday trading price within fifteen (15) days prior to a Conversion Notice submitted to the Issuer’s Transfer Agent.

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Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Commercial Supply Agreement dated June 12, 2015

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBEC WORLDWIDE, INC.

Date: June 12, 2015	/s/ Robert S. Sand
Robert Sand, Chairman and Chief Executive Officer

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